UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:
  [X] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [_] Definitive Proxy Statement

                           East Delta Resources Corp.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)  Title of each class of securities to which transaction applies: None

        2)  Aggregate number of securities to which transaction applies: None

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             -$0- no fee is payable pursuant to Rule 0-11(c) (ii)

        4) Proposed maximum aggregate value of transaction: n/a

        5) Total fee paid: $-0-

  [_] Fee paid previously with preliminary materials.
  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1) Amount Previously Paid: n/a
      2) Form, Schedule or Registration Statement No.: n/a
      3) Filing Party: n/a
      4) Date Filed: n/a


SEC 1913 (04-05) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                           EAST DELTA RESOURCES CORP.
                           447 St-Francois Xavier St.
                        Montreal, Quebec H2Y 2T1 Canada.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER XX, 2006.

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders on October XX, 2006, at 9:00 a.m. local time at our principal executive offices, located at 447 St-Francois Xavier St. Montreal, Quebec H2Y 2T1 Canada.

The purpose of this special meeting is to consider and vote on the following matters:

         A proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of East Delta Resources Corp. from 50,000,000 common shares to 100,000,000 shares which Certificate of Amendment was approved by the Board of Directors on September 25, 2006; and such other business as may properly come before the special meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on October 10, 2006 as the record time for determining which stockholders are entitled to notice of, and to vote at, this special meeting, or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO US USING THE SELF ADDRESSED STAMPED ENVELOPE PROVIDED.

                       By Order of the Board of Directors,

                       Victor I.H. Sun, Chief Executive Officer
                       Montreal, Quebec Canada
                       September 25, 2006.

                                TABLE OF CONTENTS
                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE MEETING....................................... 1

SECURITY OWNERSHIP............................................................ 4

PROPOSAL 1: APPROVING THE AMENDMENT TO OUR RESTATED
   CERTIFICATE OF INCORPORATION............................................... 4


Introduction.................................................................. 4
  Description of the Common Stock............................................. 5
  Principal Reasons for Increasing the Number of Authorized
  Shares of Common Stock...................................................... 5
  Vote Required............................................................... 6
  Recommendation of the Board................................................. 6

OTHER MATTERS................................................................. 6

ANNUAL AND QUARTERLY REPORT................................................... 6

APPENDIX A - PROXY - Special Meeting of Stockholders.

APPENDIX B - EAST DELTA RESOURCES CORP. Financial Statements for the Fiscal Year Ended December 31, 2005 as disclosed in Annual Report, Form 10-KSB.

APPENDIX C - EAST DELTA RESOURCES CORP. Financial Statements and Management Discussion for the Fiscal Quarter ending June 30, 2006, as disclosed in the Quarterly Report, Form 10-QSB.

                           EAST DELTA RESOURCES CORP.
                           447 St-Francois Xavier St.
                        Montreal, Quebec H2Y 2T1 Canada.

This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of proxies for use at our special meeting of stockholders scheduled for October XX, 2006, at the principal executive offices, located at 447 St-Francois Xavier St., Montreal Quebec H2Y 2T1 Canada at 9 AM local time, and any adjournment thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about October XX, 2006.

Questions and Answers (Q & A) about the Special Meeting

Q: WHAT IS THE SPECIAL MEETING?
-------------------------------

A: The Purpose of the Special Meeting is to consider and vote upon the following matters:

A proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of EAST DELTA RESOURCES CORP.(the "Company") from 50,000,000 to 100,000,000 common shares, which Certificate of Amendment was approved by the Board of Directors on September 25, 2006, and such other business as may properly come before the special meeting or any adjournment thereof.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?
----------------------------------------------------------

A: You are receiving this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote your shares of common stock or preferred stock, as the case may be, at the special meeting. To assist you in your decision-making process, this proxy statement contains pertinent information about us, the special meeting and the proposal to be considered.

Q: WHEN AND WHERE WILL THE MEETING BE HELD?
-------------------------------------------

A: The special meeting of stockholders will be held at our principal executive offices, 447 St-Francois Xavier St., Montreal, Quebec, Canada at 9:00 a.m. local time local time on October XX, 2006.

Q: WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING?
-------------------------------------------------------------------

A: All stockholders of record at the close of business on October 10, 2006 are entitled to notice of, and to vote at, the special meeting. Each share of our common stock entitled its holder to one vote on each matter properly submitted to stockholders. On the record date, there were 45,509,482 outstanding shares of our common stock, held by a total of approximately XXX stockholders.

Q: HOW DO I VOTE?
-----------------

A: By properly completing, signing and returning the enclosed proxy card, your shares will be voted as directed. If no directions are specified on your properly signed and returned proxy card, your shares will be voted for the proposal set forth below, and with regard to any additional matters that come before the special meeting, in the discretion of the persons named as proxies. If you are a registered stockholder, that is, if you hold your shares of stock in certificate form, and you attend the meeting, you may either mail in your completed proxy card or deliver it to us in person. If you hold your shares of stock in "street name;" that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the special meeting, you will need to obtain a proxy card from the institution holding your stock.

Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?
---------------------------------------------

A: Yes. There are procedures for telephonic or electronic voting. These procedures are included in the mailing to shareholders.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
-----------------------------------------------------------

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
-----------------------------------------------------

A: Yes. Even after submitting your proxy card, you can revoke it and/or change your vote prior to the special meeting. To revoke or change your vote prior to the special meeting, simply (i) file a written notice of revocation with our secretary, (ii) send us a duly executed proxy card bearing a later date than the prior one submitted or (iii) attend the special meeting and vote in person. Please note, however, that while the giving of a proxy does not affect your right to vote in person at the special meeting, attendance alone will not revoke a previously granted proxy.

Q: WHAT IS A "QUORUM"?
----------------------

A: A quorum is the number of people required to be present before a meeting can conduct business. Pursuant to our Bylaws, the presence at the special meeting of at least a majority of the outstanding shares of our capital stock (45,509,482 shares) as of the record date, whether in person or by proxy, is necessary for there to be a "quorum." If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Shares represented by broker "non-votes" will also be considered part of the quorum.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?
-------------------------------------------------

A: Approval of the proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of the Company from 50,000,000 to 100,000,000 common shares as approved by the Board of Directors on September 25, 2006, requires the affirmative vote of a majority of the issued and outstanding shares of our common stock and preferred stock voting together as one class of capital stock.

Properly executed proxy cards marked "ABSTAIN" and broker "non-votes" will not be voted. Accordingly, abstentions and broker "non-votes" are tantamount to negative votes.

Q: WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION?
--------------------------------------------------

A: The Board of Directors recommends that you vote for the amendment to the Certificate of Amendment to the Restated Certificate of Incorporation increasing the authorized capital stock from 50,000,000 shares to 100,000,000 common shares which Certificate of Amendment was approved by the Board of Directors on September 25, 2006.

Unless otherwise instructed, the shares of stock represented by your signed and returned proxy card will be voted in accordance with the recommendations of the Board of Directors. With respect to other matters that may properly come before the special meeting, the proxy holder(s) will vote in accordance with the Board of Directors' recommendations or, if no recommendation is given, at their discretion.

Q: WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS BEING CONDUCTED?
-------------------------------------

We will pay the costs associated with this proxy solicitation. We do not anticipate that such costs will exceed those normally associated with similar proxy solicitations. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding these proxy materials to clients.

In addition to soliciting of proxies through the mail, our directors and employees may solicit proxies in person, by telephone or other electronic means. None of our directors or employees will receive additional compensation for any such efforts.

Q: DO I HAVE DISSENTER'S RIGHTS?
--------------------------------

A: No. The action proposed to be taken at the special meeting does not entitle dissenting stockholders to any appraisal rights under the Delaware Revised Statutes.

Q: HOW DO I OBTAIN MORE INFORMATION ABOUT US?
---------------------------------------------

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800)-SEC-0330 for further information. Copies of this material may also be obtained from the SEC's web site at www.sec.gov, by contacting us at (514) 845-6448 or by writing to us at 447 St-Francois Xavier St., Montreal, Quebec H2Y 2T1 Canada. The Company's web site is www.eastdelta.ca.

Security Ownership of Certain Beneficial Owners & Management

The following table sets forth, as of September 22, 2006, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Each stockholder's address is c/o the Company, 447 St-Francois Xavier, Montreal, Quebec H2Y 2T1 Canada.

Name                     Number of Shares Owned      Percentage Owned
-----------------        ----------------------      ----------------
Felix Furst (1)               3,790,000                     8.3

Victor Sun                    1,851,000                     4.1

Louis Ladouceur               1,460,000                     3.2

David Bikerman                  122,000                     0.3

All Directors and Officers    7,223,000                    15.9

(1) Mr. Furst's shares are held by his company F. Furst Enterprises Ltd.


      APPROVING THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

Introduction

On September 25, 2006, the Board of Directors of the Company approved an amendment to our Restated Certificate of Incorporation increasing the authorized capital stock of the Company to 100,000,000.

The stockholders are being asked to approve this proposed amendment. The shares of the Company's common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. If approved by the stockholders, Article 4 of the Company's Restated Certificate of Incorporation would be amended to provide as follows:

The amount of the total authorized capital stock of this corporation is 100,000,000 common shares, with a par value of $.0001 per share. Such shares are non-assessable.

Description of the Common Stock, Warrants, Convertible Debentures and Convertible Notes

Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of the capital stock of the Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Description of the Common Stock

Prior to filing the proposed Certificate of Amendment which will increase our authorized capital stock to 100,000,000 shares if approved by the shareholders, we were authorized to issue up to 50,000,000 shares of capital stock, consisting of common stock. There are presently 45,509,482 shares of common stock outstanding.

The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

Principal Reasons for Increasing the Number of Authorized Shares of Common
Stock.

The Company requires additional capital to finance its plan of operations and intends to use its common stock to obtain such funding. In addition, the Company plans to acquire new mining properties and intends to use treasury stock to pay for all or part of these acquisitions.

The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have additional authorized but un-issued shares of common stock available in an amount adequate to provide for the future needs of the Company. Also, the additional shares will be available for issuance from time to time for a stock split or dividend, raising capital through the sale of common stock and attracting and retaining valuable employees by issuing additional stock options, and for the issuance of common shares for holders of warrants that wish to exercise their option to purchase additional shares.

Vote Required

The affirmative vote of the holders of a majority of our outstanding capital stock is required to amend our Restated Certificate of Incorporation.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

OTHER MATTERS

The Board of Directors does not know of any matter, other than the proposal described above that may be presented for action at the special meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

ANNUAL AND QUARTERLY REPORT

All stockholders of record as of the record date are being sent herewith a copy of the Company's (i) Financial Statements as disclosed in the Annual Report on Form 10-KSB for the year ended December 31, 2005, and (ii) Quarterly Statements and Management Discussion as disclosed in the Report on Form 10-QSB for the quarter ended June 30, 2006.

Appendix A
----------

           PRELIMINARY COPY SUBJECT TO COMPLETION DATED September 25, 2006.

                        THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS OF
                           EAST DELTA RESOURCES CORP.

            Proxy - Special Meeting of Stockholders

            October XX, 2006.

The undersigned, a holder of common stock of EAST DELTA RESOURCES CORP., a Delaware corporation (the "Company"), does hereby appoint [________________________ ] and [_______________________ ], and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock or preferred stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, October XX, 2006 at the principal executive offices of the Company, located at 447 St-Francois Xavier, Montreal, Quebec, Canada or at any adjournment or adjournments thereof.

This proxy will be voted in accordance with any directions given herein. Unless otherwise specified, this proxy when executed and returned to the Company will be voted to approve the proposed amendment to the restated certificate of incorporation.

     1. To approve the proposed amendment to the Restated Certificate of Incorporation to increase the authorized shares of capital stock of the Company from 50,000,000 to 100,000,000:

                 FOR [___]        AGAINST [___]          ABSTAIN  [___]

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.


Signature:___________________________        Date: _____________, 2006

Signature:___________________________        Date: _____________, 2006

Appendix B
----------

                           EAST DELTA RESOURCES CORP.
                              Financial Statements

                      For the Year Ended December 31, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors
   EAST DELTA RESOURCES CORP.
   (a development stage company)
   Montreal, Quebec, Canada


We have audited the accompanying consolidated balance sheet of East Delta Resources Corp., (a development stage company), as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the nine months ended December 31, 2005, the year ended March 31, 2005 and the period from March 4, 1999 (Inception) through December 31, 2005. These consolidated financial statements are the responsibility of East Delta's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of East Delta as of December 31, 2005 and the consolidated results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that East Delta will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, East Delta has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statements, errors resulting from not applying derivative accounting in 2005 were discovered by management in 2006. Accordingly, adjustments have been made as of March 31, 2005, to correct these errors.


MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

May 16, 2006

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005




                                     ASSETS

Current assets:
         Cash                                                                            $        735,974
         Loan receivable                                                                          150,545
                                                                                         ----------------

Total current assets                                                                     $        886,519
                                                                                         ================





                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Accounts payable and accrued liabilities                                        $        172,399
         Note payable - related party                                                             150,000
                                                                                         ----------------

  Total current liabilities                                                                       322,399
                                                                                         ----------------



Commitments and contingencies                                                                           -



Stockholders' equity:
         Common stock, $0.0001 par value, 50,000,000
              shares authorized, 45,101,326 shares
              issued and outstanding                                                                4,510
         Additional paid-in-capital                                                            22,697,589
         Minority interest in subsidiary                                                          299,940
         Deficit accumulated during the development stage                                     (22,437,919)
                                                                                         ----------------

  Total stockholders' equity                                                                      564,120
                                                                                         ----------------

Total liabilities and stockholders' equity                                               $        886,519
                                                                                         ================





               See accompanying summary of accounting policies and
                         notes to financial statements.

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
                      CONSOLIDATED STATEMENTS OF OPRATIONS
                   For the nine months ended December 31 2005,
        twelve months ended March 31, 2005 and Period from March 4, 1999
           (Inception of Development Stage) Through December31, 2005




                                                                                        For the period
                                                                     (Restated)         March 4, 1999
                                                  Nine months       Twelve months       (inception of
                                                     ended              ended         development stage)
                                               December 31, 2005    March 31, 2005   to December 31, 2005
                                               -----------------  -----------------  --------------------
Revenues:
   Consulting                                  $               -  $               -  $             86,544
                                               -----------------  -----------------  --------------------

   Total revenues                                              -                  -                86,544
                                               -----------------  -----------------  --------------------

Expenses:
   Officer and director
     compensation                                          6,000            138,374               393,255
   Consulting and professional                         1,552,706          4,833,820             7,125,940
   General and administrative                          1,728,836          5,272,646             7,294,010
                                               -----------------  -----------------  --------------------

   Total expenses                                      3,287,542         10,244,840            14,813,205
                                               -----------------  -----------------  --------------------

Operating loss                                        (3,287,542)       (10,244,840)          (14,726,661)
                                               -----------------  -----------------  --------------------

   Loss on derivative liabilities                     (2,153,344)        (5,570,154)           (7,723,498)
   Other income (expense)                                (11,310)                 -                11,680
   Minority interest                                         560                  -                   560
                                               -----------------  -----------------  --------------------

Net loss                                       $      (5,451,636) $     (15,814,994) $        (22,437,919)
                                               =================  =================  ====================



Net income (loss) per share
   Basic and diluted                           $           (0.13) $           (0.52)                  N/A

Weighted average shares outstanding
   Basic and diluted                                  42,462,560         30,522,266                   N/A






               See accompanying summary of accounting policies and
                         notes to financial statements.

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
         Period from March 4, 1999 (Inception) Through December 31, 2005


                                                                                     Deficit
                                                                                   Accumulated
                                  Common Stock     Additional                        During
                                  ------------      Paid-in  Subscription Minority Development
                                Shares     Par      Capital   Receivable  Interest    Stage        Total
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, March 4, 1999                - $     - $          - $        - $       - $          - $          -
Shares issued
 - for cash                   10,778,000   1,078      232,333     (2,980)        -            -      230,431
 - for services                  843,000      84       84,216          -         -            -       84,300
Net loss                               -       -            -          -         -     (192,331)    (192,331)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, December 31, 1999   11,621,000   1,162      316,549     (2,980)        -     (192,331)     122,400
Shares issued
 - for services                  600,000      60       59,940          -         -            -       60,000
Collection on subscription             -       -            -      2,980         -            -        2,980
Net loss                               -       -            -          -         -     (161,111)    (161,111)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, December 31, 2000   12,221,000   1,222      376,489          -         -     (353,442)      24,269
Shares issued
 - for services                1,000,000     100       99,900          -         -            -      100,000
Net loss                               -       -            -          -         -     (164,782)    (164,782)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, December 31, 2001   13,221,000   1,322      476,389          -         -     (518,224)     (40,513)
Shares issued
 - for services                2,000,000     200      222,800          -         -            -      223,000
Net loss                               -       -            -          -         -     (232,016)    (232,016)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, December 31, 2002   15,221,000   1,522      699,189          -         -     (750,240)     (49,529)
Shares issued
 - for services                4,500,000     450      202,386          -         -            -      202,836
Cancellation of shares        (4,500,000)   (450)    (202,386)         -         -            -     (202,836)
Net loss                               -       -            -          -         -     (104,382)    (104,382)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, December 31, 2003   15,221,000   1,522      699,189          -         -     (854,622)    (153,911)
Common stock subscribed          100,000      10       11,990          -         -            -       12,000
Warrants issued for services           -       -      300,000          -         -            -      300,000
Net loss                               -       -            -          -         -     (316,667)    (316,667)
                            ------------ ------- ------------ ---------- --------- ------------ ------------

Balances, March 31, 2004      15,321,000   1,532    1,011,179          -         -   (1,171,289)    (158,578)
Shares issued
 - to acquire Omega           11,366,250   1,137    4,886,350          -         -            -    4,887,487
 - for services                6,569,575     657    3,085,585          -         -            -    3,086,242
 - for cash                    7,118,750     712    1,220,791          -         -            -    1,221,503
Warrants and options issued
 - for services                        -       -    2,255,040          -         -            -    2,255,040
Transition of instruments
  from equity to liabilities           -       -   (3,526,285)         -         -            -   (3,526,285)
Net loss                               -       -            -          -         -  (15,814,994) (15,814,994)
                            ------------ ------- ------------ ---------- --------- ------------ ------------
Balances, March 31, 2005
              (restated)      40,375,575   4,038    8,932,660          -         -  (16,986,283)  (8,049,585)
Shares issued
  - for services               1,866,000     187    1,346,303          -         -            -    1,346,490
  - for cash                   2,859,751     285    1,167,565          -         -            -    1,167,850
Sale of minority interest              -       -            -          -   300,500            -      300,500
Warrants issued for services           -       -      283,478          -         -            -      283,478
Transition of instruments
  from liabilities to equity           -       -   10,967,583          -         -            -   10,967,583
Net income                             -       -            -          -      (560)  (5,451,636)  (5,452,196)
                            ------------ ------- ------------ ---------- --------- ------------ ------------
Balances, December 31, 2005   45,101,326 $ 4,510 $ 22,697,589 $        - $ 299,940 $(22,437,919)$    564,120
                            ============ ======= ============ ========== ========= ============ ============


               See accompanying summary of accounting policies and
                         notes to financial statements.

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       For the nine months ended December 31 2005; the twelve months ended
                  March 31, 2005 and Period from March 4, 1999
           (Inception of Development Stage) Through December 31, 2005



                                                                                             For the period
                                                                          (Restated)         March 4, 1999
                                                       Nine months       Twelve months       (inception of
                                                          ended              ended         development stage)
                                                    December 31, 2005    March 31, 2005   to December 31, 2005
                                                    -----------------  -----------------  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                       $      (5,451,636) $     (15,814,994) $        (22,437,919)
     Adjustments to reconcile net loss to cash used
     in operating activities:
         Loss on derivative liabilities                     2,153,344          5,570,154             7,723,498
         Stock issued for services                          1,346,490          7,816,042             9,629,832
         Warrant / option expense                             283,478          1,972,840             2,556,318
         Minority Interest                                       (560)                 -                  (560)
         Changes in assets and liabilities:
           Accounts payable and accrued liabilities           101,870            (97,273)              172,399
                                                    -----------------  -----------------  --------------------

CASH USED IN OPERATING ACTIVITIES                          (1,567,014)          (553,231)           (2,356,432)
                                                    -----------------  -----------------  --------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash received from purchase of Omega
     with common stock                                              -            157,687               157,687
                                                    -----------------  -----------------  --------------------

CASH PROVIDED BY INVESTING ACTIVITIES                               -            157,687               157,687
                                                    -----------------  -----------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Advances to related party                                      -                  -               (53,000)
     Repayments from related party                                  -             28,000                53,000
     Loan to Sino Silver                                     (150,545)                 -              (150,545)
     Proceeds from related party loan                         335,000                  -               397,474
     Repayments of related party loan                        (185,000)           (34,828)             (247,474)
     Sale of minority interest in subsidiary                  300,500                  -               300,500
     Shares issued for cash, net of offering costs          1,167,850          1,221,503             2,634,764
                                                    -----------------  -----------------  --------------------

CASH PROVIDED BY FINANCING ACTIVITIES                       1,467,805          1,214,675             2,934,719
                                                    -----------------  -----------------  --------------------

NET CHANGE IN CASH                                            (99,209)           819,131               735,974
     Cash, beginning of period                                835,183             16,052                     -
                                                    -----------------  -----------------  --------------------

     Cash, end of period                            $         735,974  $         835,183  $            735,974
                                                    =================  =================  ====================



Cash paid for:
     Interest                                       $               -  $               -  $                  -
     Income Taxes                                                   -                  -                     -



               See accompanying summary of accounting policies and
                         notes to financial statements.

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND ACCOUNTING POLICIES

AVIC Technologies Ltd. was incorporated in Delaware on March 4, 1999. AVIC initially intended to participate in the building industry in China and other countries of Asia, however for various reasons, its business in China has stagnated and therefore its Board has decided that it was in the best interests of the stockholders to seek other opportunities. On June 30, 2004, AVIC acquired all of the shares of Omega Resources, Inc.(formerly East Delta Resources Corp.) and changed its own name to East Delta Resources Corp. East Delta is a mining company in the exploration stage. See Note 3 for details.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of East Delta, its wholly owned subsidiaries, Omega and Amingo Resources, Inc., its majority owned subsidiary, Sino Canadian Metals, Inc. (Sino Canadian) and its majority owned subsidiary, Guizhou Amingo Resources, Inc. (Guizhou) which is a Chinese Sino-foreign joint venture limited liability company. All significant inter-company accounts and balances have been eliminated in consolidation. With respect to East Delta's investments in Guizhou, East Delta has not presented a minority interest in the accompanying consolidated financial statements because its joint venture partners are not responsible for funding operating deficits. If Guizhou generates positive results of operations in the future, the amount of such income allocated to the minority members will be adjusted for previous losses incurred by Guizhou to the extent that their minority interest balances are positive.

Change of Year End
------------------

In January 2006, East Delta changed its fiscal year end to December 31 from March 31.

Restatements
------------

Restatements of March 31, 2005 were made. See note 11 for details.

Use of Estimates
----------------

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain amounts in the financial statements for the period from April 30, 2004 through March 31, 2005 and the cumulative consolidated financial statements have been reclassified to conform to 2005 consolidated financial statement presentation.

Foreign Currency Translation
----------------------------

The consolidated financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates, which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations. Translation adjustments were not material for the nine months ended December 31, 2005 and the year ended March 31, 2005.

Basic and Diluted Net Loss per Share
------------------------------------

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the nine months ended December 31, 2005 and for the year ended March 31, 2005, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Cash and cash equivalents
-------------------------

For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Income Taxes
------------

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Stock-Based Compensation
------------------------

East Delta accounts for stock-based compensation under the intrinsic value method. Under this method, East Delta recognizes no compensation expense for stock options granted when the number of underlying shares is known and exercise price of the option is greater than or equal to the fair market value of the stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if East Delta had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation:

                                                                                       For the period
                                                                                        March 4, 1999
                                                  Nine months       Twelve months       (inception of
                                                     ended              ended         development stage)
                                               December 31, 2005    March 31, 2005   to December 31, 2005
                                               -----------------  -----------------  --------------------

Net loss as reported                           $      (5,451,636) $     (15,814,994) $        (22,437,919)
  Add: stock based compensation determined
       Under intrinsic value-based method                      -             84,000                84,000

  Less: stock based compensation determined
       under fair value - based method                         -           (175,000)             (175,000)
                                               -----------------  -----------------  --------------------

Pro forma net loss                             $      (5,451,636) $     (15,905,994) $        (22,528,919)
                                               =================  =================  ====================

Basic and diluted net loss per common share:

As reported                                    $           (0.13) $           (0.52)                  N/A
Pro forma                                                  (0.13)             (0.52)                  N/A


The weighted average fair value of the stock options granted during the twelve months ended March 31, 2005 was $0.25. Variables used in the Black-Scholes option-pricing model include (1)2% risk-free interest rate, (2) expected option life 5 years end, (3) expected volatility is 123.10% and (4) zero expected dividends.

Derivative financial instruments
--------------------------------

East Delta does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. East Delta evaluates all of it financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date using the Black-Scholes pricing model, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, East Delta uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recently Issued Accounting Pronouncements
-----------------------------------------

In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation". SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.

SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. While East Delta has not issued any option to employees recently, the adoption of this new accounting pronouncement is not expected to have a material impact on the financial statements of East Delta during fiscal year 2006.

East Delta does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on their consolidated financial position, results of operations or cash flow.

NOTE 2 - GOING CONCERN

East Delta is in the development stage and will require a significant amount of capital to proceed with its business plan. East Delta's ability to continue as a going concern is ultimately contingent upon its ability to attain profitable operations through the successful development of its business model and/or the integration of an operating business. East Delta's ability to continue as a going concern must also be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which it operates. As shown in the accompanying consolidated financial statements, East Delta incurred recurring operating losses of $3,287,542 for the nine months ended December 31, 2005 and $10,244,840 for the year ended March 31, 2005 and has an accumulated deficit of $22,437,919 as of December 31, 2005.

These conditions raise substantial doubt as to East Delta's ability to continue as a going concern. Management's plans include obtaining additional capital through debt or equity financing. The consolidated financial statements do not include any adjustments that might be necessary if East Delta is unable to continue as a going concern.

NOTE 3 - PURCHASE OF OMEGA

On June 30, 2004, East Delta acquired 100% of the outstanding membership interests of Omega. Omega was initially incorporated in Delaware and intended to engage in the business of gold exploration, development and production in China. Through the acquisition of Omega, East Delta has entered China for its mineral exploration business.

The aggregate purchase price was 11,366,250 shares of East Delta's common stock valued at $4,887,487, which has been expensed during fiscal 2005. The value of the 11,366,250 common shares issued was determined based on the market price of East Delta's common shares on the date of the acquisition.

Since Omega remained a development stage company from its inception through the date of the acquisition, there are no operations to date, and since at the time of the acquisition its management team consisted of its principal assets, the transaction has not been accounted for as a business combination, but rather as a purchase of the net assets acquired.

NOTE 4 - LOAN RECEIVABLE

On December 28, 2005, Sino Canadian loaned Sino Silver Corp. $150,000 in a term loan that is due April 28, 2006 with a rate of interest of 2% of the outstanding balance per month, or fraction thereof. Sino Silver's exploration properties in China were pledged as collateral to the loan. In addition to the monthly interest, Sino Canadian is to receive 100,000 common shares of Silver Dragon Resources (trading symbol: SDRG) when the loan matures. As of May 16, 2006, the principal amount and the share payment were still owing to Sino Canadian.

NOTE 5 - RELATED PARTY TRANSACTIONS

In 2003, East Delta rented its office space from one stockholder under a month to month lease arrangement that required monthly consideration of $3,500 (or $42,000 for the year, which amount represented total rent expense for the year).

In October 2004, East Delta granted 200,000 warrants to its non-employee directors, which entitle them to purchase a like number of its common shares for a price of $.20 per share at anytime through October 31, 2007. The warrants represent consideration for services provided during the quarters ended December 31, 2004 and March 31, 2005. The warrants had an estimated intrinsic value of $24,000 on the grant date, and accordingly, East Delta has recognized $24,000 of stock based compensation expense in the accompanying statements of operations.

During the year ended March 31, 2005, East Delta issued 30,000 shares of its common stock valued at $11,100 and 500,000 warrants valued at $60,000 to purchase common shares to its President as consideration for services rendered during the year.

During the nine months ended December 31, 2005:

 - East Delta received total advances of $35,000 from a related party to fund its operations. These advances are due on demand, bear no interest and are unsecured. The entire $35,000 was repaid in December 2005.

 - East Delta borrowed $300,000 from a related party under a term note. This note was due on November 15, 2005, bears 12% interest per annum and is unsecured. East Delta repaid $150,000 on this related party loan. The remaining balance of $150,000 was paid subsequent to year-end.

NOTE 6 - CONSOLIDATION OF SINO CANADIAN METALS, INC

In April 2005, East Delta incorporated a subsidiary in Delaware under the name Sino-Canadian Metals Inc. After the incorporation:

     - Sino Canadian issued 200,000 shares of common stock in June 2005 valued at $20 to its founder.
     - Sino Canadian issued 2,200,000 shares of common stock in June 2005 valued at $220 to consultants for their services.
     - Sino Canadian sold 1,752,500 shares of common stock in July and August 2005 for cash of $300,500.

In August 2005, East Delta transferred all base metal agreements, options, and other such assets related to one of its nickel projects in China to Sino Canadian in exchange for 6,500,000 shares of common stock from Sino Canadian. These shares were valued at $650. East Delta became a 61% owner of Sino Canadian as a result of this transaction.


NOTE 7 - INCOME TAXES

East Delta uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the nine months ended December 31, 2005 and the year ended March 31, 2005, East Delta incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $2,300,000 at December 31, 2005, and will expire in the years 2019 through 2025.

At December 31, 2005, deferred tax assets consisted of the following:

                  Deferred tax assets
                    Net operating losses                      $     782,000
                    Less: valuation allowance                      (782,000)
                                                              -------------
                  Net deferred tax asset                      $           -
                                                              =============

NOTE 8- COMMON STOCK

From inception through December 31, 2003:

   - East Delta issued 4,443,000 shares of common stock to consultants for their services. The shares were valued and recorded at $467,300.

   - East Delta sold 10,778,000 shares of common stock for cash of $233,411.

   - East Delta issued a total of 3,000,000 shares to two related individuals (one of whom is currently East Delta's President and Director) and 1,500,000 shares to a non-related entity for various services and rent to be performed and/or provided in 2003. Pursuant to the agreement between the parties, the shares were canceled in October 2003 because East Delta failed to consummate a merger transaction by September 30, 2003. As a result, during the year ended December 31, 2003, no expense resulted from these share issuances.

During the three months ended March 31, 2004:

   - East Delta sold 100,000 shares of common stock for cash of $12,000.

During the year ended March 31, 2005:

   - East Delta acquired 100 percent of the outstanding common shares of Omega, in exchange for the issuance of 11,366,250 shares of East Delta's common stock. These shares were valued at $4,887,487 based on the market price of East Delta's common shares on the date of the acquisition. See Note 4 for details. The purchase included cash of $157,687 and the balance is shown as compensation expense in the current year.

   - East Delta issued 6,569,575 shares of common stock to consultants for their services. These shares were valued and recorded at $3,086,242.

 - East Delta sold 7,118,750 shares of common stock and 1,940,000 warrants to purchase common stock to several investors for total proceeds of $1,221,503. The relative fair value for the warrants is $285,275.

During the nine months ending December 31, 2005:

   - East Delta issued 1,866,000 shares of common stock to consultants for their services. These shares were valued and recorded at $1,346,490.

   - East Delta sold 2,859,751 shares of common stock for cash of $1,202,850. East Delta paid $35,000 to its broker as the offering cost.

NOTE 9 - WARRANTS AND OPTIONS

During the three months ended March 31, 2004, East Delta granted several consultants 3,000,000 warrants to purchase East Delta's common stock. These warrants are exercisable immediately at $.10 and expire on January 31, 2009. The fair value of these warrants was $300,000 which has been expensed.

During the year ended March 31, 2005:

 - East Delta granted its President 500,000 options to purchase East Delta's common stock. These options are exercisable immediately at $.20 and expire in October 2007. The intrinsic value of these options was $60,000 which has been expensed.

   - East Delta granted several consultants 7,840,500 warrants to purchase East Delta's common stock. These warrants are exercisable immediately at the following exercise prices: 5,200,000 shares at $2, 200,000 shares at $.3, 1,288,000 shares at $.4, 500,000 shares at $.5, 452,500 shares at $.6 and
200,000 shares at $.75. These warrants expire in the period July 2007 through February 2010. The fair value of these warrants was $1,912,840 which has been expensed.

   - East Delta granted several investors 1,940,000 warrants associated with the sale of East Delta's common stock. These warrants are exercisable immediately at the following exercise prices: 1,700,000 shares at $.5 and 240,000 shares at $.75. These warrants expire in the period October 2007 through February 2010. The relative fair value of these warrants was $285,275.

During the nine months ending December 31, 2005:

   - East Delta granted several consultants 700,000 warrants to purchase East Delta's common stock. These warrants are exercisable immediately at $.60 per share and expire on February 28, 2007. The fair value of these warrants was $283,478 which has been expensed.

   - East Delta granted four investors 406,417 warrants associated with the sale of East Delta's common stock. These warrants are exercisable immediately at $.75 per share and expire in the period February 2007 through February 2010. The relative fair value of these warrants was $75,975.

   - East Delta granted two investors 2,200,000 warrants associated with the sale of East Delta's common stock. These warrants are exercisable immediately at the exercise prices from $0.55 to $0.75 per share and expire in August 2008. The relative fair value of these warrants was $304,363.

   - East Delta granted two investors 1,533,350 warrants associated with the sale of East Delta's common stock. These warrants are exercisable immediately; 1,500,000 warrants at $.60, 33,350 warrants at $.75 per share, all which expire on December 31, 2008. The relative fair value of these warrants was $268,915.

Summary information regarding options and warrants is as follows:

                                                        Weighted                            Weighted
                                                        Average                             Average
                                                        Exercise                            Exercise
                                       Options            Price           Warrants            Price
                                      ---------         --------         ----------         --------

Three months ended March 31, 2004:
  Granted                                     -         $      -          3,000,000         $   0.10
                                      ---------         --------         ----------         --------
Outstanding at March 31, 2004                 -                -          3,000,000             0.10

Year ended March 31, 2005:
  Granted                               500,000             0.20          9,780,500             0.35
                                      ---------         --------         ----------         --------
Outstanding at March 31, 2005           500,000         $   0.20         12,780,500         $   0.29

Nine months ended December 31, 2005:
  Granted                                     -                -          4,839,767             0.61
                                      ---------         --------         ----------         --------
Outstanding at December 31, 2005        500,000         $   0.20         17,620,267         $   0.38
                                      =========         ========         ==========         ========

Options and warrants outstanding and exercisable as of December 31, 2005:

Exercise    Remaining      Options        Options        Warrants       Warrants
Price         Life       Outstanding    Exercisable    Outstanding    Exercisable
--------    ---------    -----------    -----------    -----------    -----------
$0.20       5 years          500,000        500,000              -              -
 0.10       3 years                -              -      3,000,000      3,000,000
 0.20       2 years                -              -      5,200,000      5,200,000
 0.30       1.5 years              -              -        200,000        200,000
 0.50       2 years                -              -      2,988,000      2,988,000
 0.50       4 years                -              -        500,000        500,000
 0.55       2.5 years              -              -      1,000,000      1,000,000
 0.60       2.5 years              -              -      1,000,000      1,000,000
 0.60       4 years                -              -        452,500        452,500
 0.60       2 years                -              -        200,000        200,000
 0.60       5 years                -              -        500,000        500,000
 0.60       3 years                -              -      1,500,000      1,500,000
 0.75       3 years                -              -         33,350         33,350
 0.75       2 years                -              -        406,417        406,417
 0.75       4 years                -              -        440,000        440,000
 0.75       2.5 years              -              -        200,000        200,000
                         -----------    -----------    -----------    -----------
                             500,000        500,000     17,620,267     17,620,267
                         ===========    ===========    ===========    ===========

NOTE 10 - DERIVATIVES

East Delta evaluates the application of SFAS 133 and EITF 00-19 for all of its financial instruments and concluded the outstanding warrants at March 31, 2005 were derivatives because East Delta did not have sufficient number of authorized shares to settle these warrants. East Delta is required to record the warrants on its balance sheet at fair value with changes in the values of these derivatives reflected in the consolidated statements of operations as "Gain
(loss) on derivative liabilities." In October 2005, when East Delta exceeded their authorzied share amount, an adjustment to debit equity of $3,526,285 was recorded to reflect the transition from equity to derivative liabilities. The statement of operations for the year ended March 31, 2005 has been restated to reflect the impact of SFAS 133 and EITF 00-19.

In May 2006, East Delta received waivers from its warrant holders acknowledging that East Delta does not have sufficient authorized shares of common stock available to issue upon the exercise of all of East Delta's outstanding warrants and agreed not to request East Delta to exercise their warrants. These waivers expire at the earlier of December 31, 2006 or at such time as East Delta has amended its Certificate of Incorporation to permit the exercise of all outstanding warrants. At December 31, 2005, an adjustment to credit equity of $10,967,583 was recorded to reflect the transition from derivative liabilities to equity.

The impact on the statements of operations for the nine months ended December 31, 2005, the year ended March 31, 2005 and for the period from inception to December 31, 2005 is as follows:


                                                                                        For the period
                                                                                        March 4, 1999
                                                  Nine months       Twelve months       (inception of
                                                     ended             ended          development stage)
                                               December 31, 2005   March 31, 2005    to December 31, 2005
                                                                     (restated)
                                               -----------------  -----------------  --------------------
Loss on derivative liabilities                 $      (2,153,344)  $      (5,570,154) $        (7,723,498)

Variables used in the Black-Scholes option-pricing model include (1)2% risk-free interest rate, (2) expected option life 5 years end, (3) expected volatility is 123.10% and (4) zero expected dividends.


NOTE 11 - RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEEMENTS

Statement of operations for the year ended March 31, 2005 has been restated for the misstatement made for the derivatives in the originally prepared financials. See the summary and the note below:

                               Previously Increase
                                                     Stated        (Decrease)     Restatement
                                                  ------------    ------------    ------------
Expenses:
   Officer and director
     compensation                                 $    138,374    $          -    $    138,374
   Consulting and professional                       4,833,820               -       4,833,820
   General and administrative                        5,272,646               -       5,272,646
                                                  ------------    ------------    ------------
Total expenses                                      10,244,840               -      10,244,840
                                                  ------------    ------------    ------------
Gain (loss) on derivative liability                          -   (1)(5,570,154)     (5,570,154)
                                                  ------------    ------------    ------------
Net loss                                          $(10,244,840)   $ (5,570,154)   $(15,814,994)
                                                  ============    ============    ============
Net loss per share
   Basic and diluted                              $      (0.34)   $      (0.18)   $      (0.52)

Weighted average shares outstanding
   Basic and diluted                                30,522,226      30,522,226      30,522,226

Restatement note:

(1) To record the changes in the fair values of warrants determined as derivatives.

NOTE 12 - CHANGE OF YEAR END

In January 2006, the Board of Directors of East Delta decided to change the fiscal year end to December 31, from March 31. Following table summarizes the financial information for the twelve months ended December 31, 2005:

                                                  Three months      Nine months       Twelve months
                                                     ended             ended              ended
                                                 March 31, 2005   December 31, 2005  December 31, 2005
                                               -----------------  -----------------  -----------------

Expenses:
   Officer and director
     compensation                              $               -  $           6,000  $           6,000
   Consulting and professional                         1,897,420          1,552,706          3,450,126
   General and administrative                             17,680          1,728,836          1,746,516
                                               -----------------  -----------------  -----------------

   Total expenses                                      1,915,100          3,287,542          5,202,642
                                               -----------------  -----------------  -----------------

Operating loss                                        (1,915,100)        (3,287,542)        (5,202,642)
                                               -----------------  -----------------  -----------------

   Loss on derivative liabilities                     (1,334,745)        (2,153,344)        (3,488,089)
   Other income (expense)                                      -            (11,310)           (11,310)
   Minority interest                                           -                560                560
                                               -----------------  -----------------  -----------------

Net loss                                       $      (3,249,845) $      (5,451,636) $      (8,701,481)
                                               =================  =================  =================



NOTE 13 - INVESTMENTS IN JOINT VENTURES IN CHINA - GUIZHOU AMINGO RESOURCES, INC. AND OTHER AGREEMENTS

In February 2004, Amingo signed a Joint Venture Contract with the provincial and county governments of Guizhou Province and Jinping County, respectively, to explore and mine gold within their territories. Under the terms of the agreement, Amingo acquired rights to develop a 85 square kilometer property in the county, and Amingo is eligible to earn up to 84% of the net revenues extracted from this particular property. In early May 2004 the Guizhou Provincial Industrial and Commercial Administrative Bureau had approved the "Joint Venture" for Guizhou Amingo Resources Inc. The success of this venture is fully dependant on Amingo's obtaining the necessary financing, and no assurances can be given that sufficient funding will be found, and even if such funding is located, that the venture will result in any viable ore bodies being uncovered and profitably mined. In September 2004, East Delta's Chinese Joint Venture, operating under the name Guizhou Amingo Resources Inc., received its business license, valid for a period of twenty years.

With respect to such financing, Amingo has agreed to contribute $1,000,000 to fund Guizhou's early stage preliminary exploration activities. As of December 31, 2005, Amingo has funded $850,000 of this amount and the remaining $150,000 must be funded by June 30, 2006. Amingo also contributed approximately $614,000, which is to be used for activities outside of the Joint Venture and accordingly, Amingo's net investment in China are approximately $1,464,000 at December 31, 2005. During the nine months ended December 31, 2005, Amingo recognized approximately $1,140,000 loss from its investment in China.

During the quarter ended September 30, 2005, Guizhou signed an agreement with a Chinese mining company, Huaqiao Gold Mining Company of China ("Huaqiao Gold Mine") that would acquire majority ownership of the Huaqiao Gold Mine. In September 2005, Guizhou placed a deposit of $151,043 on this potential purchase.

Under the terms of the agreement, East Delta will own 77.5% of the acquired company and will be required to inject $500,000 over three months, while Huaqiao will transfer complete ownership of all assets and permits related to the mine to this entity. In addition, the acquired company will have rights to explore and mine an additional one sq. km. of prospective land situated to the NE side of the existing mine.

As of December 31, 2005, the acquisition has not been closed and the deposit of $151,043 had been expensed due to the uncertainty of the closing of the acquisition.

In June 2005 East Delta signed an agreement to enter into a joint venture, through its subsidiary, Sino-Canadian with a Chinese mining entity, Qinghai Jiahua Metal Development Co. Ltd. ("QJMD"). Under the terms of the agreement, the newly formed joint venture is to acquire all the exploration and production permits owned by QJMD related to the Yuanshishan Nickel-Iron-Cobalt deposit located in Ping'an County, Qinghai Province, northwest China. The agreement gives Sino-Canadian the exclusive right to earn up to 80% of this project, subject to an immediate investment of $300,000 into the joint venture. The funds are to be used to confirm the profitability and reserves of the property. Further, the agreement requires that East Delta assume the responsibility of raising all funding necessary to bring the property to the production stage.

In October 2005, Guizhou Amingo signed a Consignment Cooperation Agreement with Beijing TianMeng Rui Si Information Consulting Ltd ("Beijing TianMeng") to manage and supervise its exploration activity on the Mining Project. Under the terms of the agreement, Beijing TianMeng will be responsible for the complete project exploration management, including, but not limited to, drilling planning and drilling, geochemical and geophysical studies, trenching, survey and mapping, related geological research, engineering flow sheet development, logistics, staffing, and equipment rental. Under the terms of the contract, Guizhou-Amingo agreed to pay 8,500,000 RMB, approximately $1,062,500, towards the future costs of work contemplated at the site. 7,000,000 RMB, approximately $875,000, was paid prior to December 31, 2005 and was expensed by East Delta. The remaining 1,500,000 RMB, approximately $187,500, was paid in January 2006.


NOTE 14 - COMMITMENTS

In April 2004, East Delta entered into a two-year agreement with a consultant. As consideration for services rendered, East Delta has agreed to pay the consultant a total of $250,000 over the term of the agreement. There is a remaining fee of $50,000 under this agreement due in May 2006.

East Delta uses office space provided by a director rent free under an oral agreement on a month to month basis.


NOTE 15 - SUBSEQUENT EVENTS

Unregistered Sales of Convertible Securities
--------------------------------------------

During the period between March 15, 2006 and May 2, 2006, East Delta sold an aggregate of 1,000,000 Euros in convertible debentures at a price of 1 Euro per debenture. The debentures are 6% senior secured convertible notes, convertible at the option of the note holders into shares of the East Delta's common stock, at a conversion price of 0.80 Euros. The maturity date for these notes is March 31, 2008.

Total proceeds to East Delta amounted to $1,152,478. The sale of the securities was done to non-resident foreign shareholders, exempt from registration under Regulation S of the Securities Act of 1933. A sales commission totaling 6% of the proceeds, in cash and common stock, was paid relating to this issuance.

Potential Acquisition
---------------------

In March 2006, Sino-Canadian signed a letter of intent with Qinghai Hua Long Ding Shun Minerals Ltd of Qinghai Province, China, to form a joint venture to develop a nickel-copper property covering an area of approximately 17 square kilometers. The property is located 160 kilometers southeast of XiNing, the capital of Qinghai Province in northwest China.

The proposed joint venture agreement calls for Sino-Canadian to initially deposit $300,000 into the project in order to obtain 80% equity ownership, with further exploration and development expenditure of up to $4.7 million within two years, upon receipt of positive preliminary results.

Appendix C
----------

            Financial Statements for the Period Ended June 30, 2006.

PART I - FINANCIAL INFORMATION

Item 1.

                           EAST DELTA RESOURCES CORP.
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2006 and December 31, 2005
                                   (unaudited)

                                     ASSETS

                                                                                                     2005
                                                                              2006                (restated)
                                                                          ------------           ------------
Current assets:
         Cash                                                             $  1,006,371           $    735,974
         Prepaid expense other current assets                                  113,765                     --
         Note receivable                                                       161,647                150,545
         Deferred financing costs, current portion                              38,117                     --
                                                                          ------------           ------------
Total current assets                                                         1,319,900                886,519

Deferred financing costs                                                        35,823                     --
                                                                          ------------           ------------
Total assets                                                              $  1,355,723           $    886,519
                                                                          ============           ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
         Accounts payable and accrued liabilities                         $     91,557           $    172,399
         Note payable - related party                                           25,000                150,000
                                                                          ------------           ------------
Total current liabilities                                                      116,557                322,399

Convertible notes                                                            1,193,565                     --
                                                                          ------------           ------------
Total liabilities                                                            1,310,122                322,399
                                                                          ------------           ------------

Minority interest in subsidiary                                                100,814                103,743

Stockholders' equity (deficit)
         Common stock, $0.0001 par value, 50,000,000
              shares authorized, 45,509,842 and 45,101,326 shares
              issued and outstanding, respectively                               4,551                  4,510
         Additional paid-in-capital                                         23,247,511             22,893,786
         Deferred compensation                                                 (86,500)                    --
         Deficit accumulated during the development stage                  (23,220,775)           (22,437,919)
                                                                          ------------           ------------
              Total stockholders' equity (deficit)                             (55,213)               460,377
                                                                          ------------           ------------
Total liabilities and stockholders' equity (deficit)                      $  1,355,723           $    886,519
                                                                          ============           ============

                           EAST DELTA RESOURCES CORP.
                          (A development stage company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          Three months and Six months ended June 30, 2006 and 2005 and
           Period from March 4, 1999 (inception) through June 30, 2006
                                   (unaudited)

                                                                                                              For the period
                                                                                                               March 4, 1999
                                           Three months       Three months      Six months      Six months     (inception of
                                               ended             ended            ended            ended     development stage)
                                             June 30,           June 30,         June 30,        June 30,       to June 30,
                                               2006               2005             2006            2005            2006
                                                               (restated)                       (restated)
                                           ------------       ------------      ------------    ------------    ------------
Revenues:
   Consulting                              $         --       $         --      $         --    $         --    $     86,544
                                           ------------       ------------      ------------    ------------    ------------
   Total revenues                                    --                 --                --              --          86,544
                                           ------------       ------------      ------------    ------------    ------------
Operating expenses:
   Officer and director compensation                 --              6,000                --           6,000         393,255
   Consulting and professional                   92,957            591,019           357,207       2,308,074       7,483,147
   General and administrative                   203,951            143,025           450,394         341,070       7,744,403
                                           ------------       ------------      ------------    ------------    ------------
   Total operating expenses                     296,908            740,044           807,601       2,655,144      15,620,805
                                           ------------       ------------      ------------    ------------    ------------
Operating loss                                 (296,908)          (740,044)         (807,601)     (2,655,144)    (15,534,261)

   Gain (loss) on derivative liabilities             --            925,719                --        (409,026)     (7,723,499)
   Other income (expense)                        14,456             (5,523)           19,867          (5,523)         31,547
                                           ------------       ------------      ------------    ------------    ------------
Net income (loss) before
   minority interest                           (282,452)           180,152          (787,734)     (3,069,693)    (23,226,213)

Minority interest in subsidiary loss              4,878                 --             4,878              --           5,438
                                           ------------       ------------      ------------    ------------    ------------

Net income (loss)                          $   (277,574)      $    180,152      $   (782,856)   $ (3,069,693)   $(23,220,775)
                                           ============       ============      ============    ============    ============

Basic and diluted
net income (loss) per share                $      (0.01)      $       0.00      $      (0.02)   $      (0.08)

Weighted average shares outstanding
  basic and diluted                          45,509,842         40,750,550        45,363,911      40,277,372

                           EAST DELTA RESOURCES CORP.
                          (A development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Six months ended June 30 2006 and 2005; and
           Period from March 4, 1999 (inception) through June 30, 2006
                                   (unaudited)

                                                                                                             For the period
                                                                    Six months           Six months          March 4, 1999
                                                                       ended               ended              (inception)
                                                                     June 30,             June 30,            to June 30,
                                                                       2006                 2005                 2006
                                                                                         (restated)
                                                                  ------------          ------------          ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                     $   (782,856)         $ (3,069,693)         $(23,220,775)
     Adjustments to reconcile net loss to cash used
     in operating activities:
         Amortization                                                    2,720                    --                 2,720
         Loss on derivative instruments                                     --               409,026             7,723,499
         Stock issued for services                                     264,205             2,024,595             9,893,992
         Warrant / option expense                                           --               510,479             2,556,318
         Minority interest                                              (4,878)                   --                (5,438)
         Changes in assets and liabilities:
           Prepaid expenses and other receivables                     (124,867)                   --              (124,867)
           Accounts payable and accrued liabilities                   (119,172)             (222,594)               55,775
                                                                  ------------          ------------          ------------
CASH USED IN OPERATING ACTIVITIES                                     (764,848)             (348,187)           (3,159,610)
                                                                  ------------          ------------          ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Cash received from purchase of Omega
       with common stock                                                    --                    --               157,687
                                                                  ------------          ------------          ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Deferred financing costs                                          (38,330)                   --                38,330
     Net advances from (to) related party                               25,000                 2,963               (28,000)
     Repayments from related party                                          --                    --                53,000
     Loan to Sino Silver                                                    --                    --              (150,545)
     Proceeds from related party loan                                       --               347,000               397,474
     Repayments of related party loan                                 (150,000)                   --              (397,474)
     Sale of minority interest in subsidiary                             5,000                    --               305,500
     Shares issued for cash, net of offering costs                          10               333,840             2,634,774
     Proceeds from convertible notes                                 1,193,565                    --             1,193,565
                                                                  ------------          ------------          ------------
CASH PROVIDED BY FINANCING ACTIVITIES                                1,035,245               683,803             4,008,294
                                                                  ------------          ------------          ------------
NET CHANGE IN CASH                                                     270,397               335,616             1,006,371
     Cash, beginning of period                                         735,974               899,392                    --
                                                                  ------------          ------------          ------------
     Cash, end of period                                          $  1,006,371          $  1,235,008          $  1,006,371
                                                                  ============          ============          ============
Cash paid for:
    Interest                                                      $         --          $         --          $         --
    Income Taxes                                                            --                    --                    --

Non-cash investing and financing activities:
   Stock payable for deferred financing costs                           38,330                    --                38,330

                           EAST DELTA RESOURCES CORP.
                          (a development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION


The accompanying unaudited interim financial statements of East Delta Resources Corp., (a development stage company), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in East Delta's latest Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2005, as reported in Form 10-KSB, have been omitted.

NOTE 2 - STOCK-BASED COMPENSATION

Effective January 1, 2006, East Delta began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, East Delta accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. East Delta adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, has not retroactively adjusted results from prior periods.

During the six months ended June 30, 2006 and 2005, East Delta did not grant any options to its employees.

East Delta adopted the disclosure requirements of FAS 123, Accounting for Stock-Based Compensation and FAS No. 148 with respect to pro forma disclosure of compensation expense for options issued. For purposes of the pro forma disclosures, the fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model. The following table illustrates the effect on net loss and net loss per share if East Delta had applied the fair value provisions of FAS 123, to stock-based employee compensation.

                                                                                                            For the period
                                                                    Six months           Six months         March 4, 1999
                                                                       ended               ended             (inception)
                                                                     June 30,             June 30,           to June 30,
                                                                       2006                 2005                2006
                                                                    -----------        -------------        ------------
Net loss as reported                                               $   (782,856)     $    (3,069,693)       $(23,257,637)
  Add: stock based compensation determined under intrinsic
        value-based method                                                   --                   --              84,000

  Less: stock based compensation
        determined under fair value - based method                           --                   --            (175,000)
                                                                    -----------        -------------        ------------
Pro forma net loss                                                 $   (782,856)     $    (3,069,693)       $(23,348,637)
                                                                    ===========        =============        ============
Basic and diluted net loss per common share:
As reported                                                        $      (0.02)     $         (0.08)             N/A
Pro forma                                                                 (0.02)               (0.08)             N/A

NOTE 3 - NOTE PAYABLE - RELATED PARTY

During the first quarter of 2006:

     -    East Delta repaid its related party loan in the amount of $150,000.

     - East Delta received an advance of $25,000 from a related party to fund its operations. This advance is due on demand, bears no interest and is unsecured.

There were no related party transactions during the second quarter of 2006.

NOTE 4 - CONVERTIBLE NOTES

During the period between March 15, 2006 and May 2, 2006, East Delta sold an aggregate of 980,000 Euros in convertible debentures at a price of 1 Euro per debenture. The debentures are 6% senior secured convertible notes, convertible at the option of the note holders into shares of the East Delta's common stock, at a conversion price of 0.80 Euros. The maturity date for these notes is March 31, 2008.

Total proceeds to East Delta amounted to $1,193,565. The sale of the securities was to non-resident foreign shareholders, exempt from registration under Regulation S of the Securities Act of 1933. A sales commission totaling 6% of the proceeds, in cash and common stock, was paid relating to this issuance. The total commission on the sale of $76,660 was capitalized to deferred financing costs and will be amortized over the life of the note under the effective interest method. As of June 30, 2006, the cash portion of this commission had been paid and the common stock portion was accrued. $2,720 of deferred financing costs had been amortized as of June 30, 2006.

As of June 30, 2006, East Delta received 980,000 EUROS, approximately $1,193,565 from its investors. Because the conversion prices are higher than the market trading price of East Delta's common stock when the notes were issued, no Beneficial Conversion Feature was created. East Delta analyzed these instruments for derivative accounting consideration under SFAS 133 and EITF 00-19. East Delta determined the convertible notes were conventional and the warrants met the criteria for classification in stockholders equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting is not applicable for these instruments.

NOTE 5 - COMMON STOCK

During the quarter ended March 31, 2006, East Delta issued 408,500 shares of common stock to consultants for their services. These shares were valued and recorded at their fair value of $264,205.

During the quarter ended June 30, 2006, East Delta did not issue any additional shares of common stock.

NOTE 6 - MINORITY INTEREST RESTATEMENT

In August 2006, East Delta determined there was an error in accounting from 2005. In April 2005, East Delta incorporated a subsidiary in Delaware under the name Sino-Canadian Metals Inc. East Delta consolidated Sino-Canadian Metal and previously recorded a minority interest of $299,940. East Delta determined that the recognition on the minority was improperly recorded. Originally, minority interest was recorded at the value of cash received for stock issued by Sino-Canadian Metal. Minority interest should have been recorded at the percentage of ownership of the minority shareholders in the net assets of Sino-Canadian Metal. Consequently, the consolidated balance sheet was restated for the line items shown below.

Consolidated balance sheet:

                                                                                             As of December 31, 2005
                                                                                    As originally filed           Restated
                                                                                    -------------------           --------
Minority interest                                                                  $      299,940           $       103,743
Additional paid in capital                                                             22,697,589                22,893,786
Total stockholders' equity                                                                564,120                   460,377

NOTE 7 - DERIVATIVE RESTATEMENT

East Delta evaluates the application of SFAS 133 and EITF 00-19 for all of its financial instruments and concluded the outstanding warrants at June 30, 2005 were derivatives because East Delta did not have sufficient number of authorized shares to settle these warrants. East Delta is required to record the warrants on its balance sheet as liabilities measured at fair value with changes in the values of these derivatives reflected in the consolidated statements of operations as "Gain (loss) on derivative liabilities." The warrants were originally accounted for as equity instead of liabilities. The statement of operations for the three and six months ended June 30, 2005 has been restated to reflect the impact of SFAS 133 and EITF 00-19. The effects of the restatements for the three and six months ended June 30, 2005 were a gain of $925,719 and a loss of $409,026, respectively. In May 2006, East Delta received waivers from its warrant holders acknowledging that East Delta does not have sufficient authorized shares of common stock available to issue upon the exercise of all of East Delta's outstanding warrants and agreed not to request East Delta to exercise their warrants. These waivers expire at the earlier of December 31, 2006 or at such time as East Delta has amended its Certificate of Incorporation to permit the exercise of all outstanding warrants.

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OR PLAN OF OPERATIONS

Overview

East Delta Resources Corp., formerly Avic Technologies Ltd., ("we", or the "Company" or "EDLT"), a Delaware corporation, was incorporated on March 4, 1999.

We are a start-up, development stage company and have not yet generated or realized any revenues from our new business operations. Since inception, we have sold our equity to raise money for property acquisitions, corporate expenses and to repay outstanding indebtedness. Our current business strategy focuses on gold exploration and mining development in main land China.

There is little historical financial information about our company upon which to base an evaluation of our performance. We have never generated any revenues from our mining operations. Accordingly, comparisons with prior periods are not meaningful. We are subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

Our Business

In January 2004, our Board of Directors decided that we should reorganize and reorient the company to profit from the recent worldwide strong revival of interest in precious minerals. Towards this goal, on February 4, 2004, we signed an agreement to acquire 100% of the common stock of Omega Resources, Inc. ("Omega"), a related party by virtue of common ownership and management. The acquisition, which was consummated on June 30, 2004, permitted us to undertake our business direction towards mineral exploration and mining, as Omega was in the business of mineral exploration in China.

As stated, our objective is to profit from the recent worldwide revival of interest in precious metals. Our primary activity will be in gold exploration, mining development and production. We also plan to participate in other mineral exploration and mining, specifically, nickel, zinc and lead. The geographic focus is in growth mining regions in Southeast Asia, primarily in China. Our goal is to establish ourselves, in these areas, as a major force in the mining industry by bringing together a network of financing sources, management expertise, the latest mining technology and extensive local industry contacts.

Business Strategy

We plan to develop our business mostly through acquisitions and/or joint ventures with local participants, in which they will have substantial equity and management control. Priority will be given to the more advanced potential mining properties, where most of the exploration and pre-feasibility study work have already been completed or by the outright purchase of a majority interest in operating mines. The objective is to become the owner of producing mines in the shortest term possible. With profit potential adequately demonstrated and funding available, a new plant can be in production as quickly as twelve months.

Business Activities

As its initial entry into the mining business, Omega previously acquired 100% of the common shares of Amingo Resources Inc. ("Amingo"). Amingo is a Canadian based company whose major work is in gold exploration and mining development in China and whose principals have been exploring in China for over five years. Our efforts for the immediate term will be directed to develop Amingo and its Chinese properties.


In February, 2004, Amingo signed a Joint Venture Contract with the provincial and county governments of Guizhou Province and Jinping County, respectively, to explore and mine gold within their territories. Under the terms of the agreement, Amingo has acquired rights to develop an 85 square kilometer property in the county, and is eligible to earn up to 84% of the net revenues extracted from this particular property. In early May, 2004 the Guizhou Provincial Industrial and Commercial Administrative Bureau approved the "Joint Venture" for Guizhou Amingo Resources Inc. The success of this venture is fully dependant on us obtaining the necessary financing, and no assurances can be given that sufficient funding will be found, and even if such funding is located, that the venture will result in any viable ore bodies being uncovered and profitably mined. As at September 30, 2004, our Chinese Joint Venture, operating under the name Guizhou Amingo Resources Inc., received its business license, valid for a period of twenty years.

With respect to such financing, Amingo has agreed to contribute $1,000,000 to fund Guizhou's early stage preliminary exploration activities. As of December 31, 2005, Amingo has funded $850,000 of this amount and the remaining $150,000 must be funded by June 30, 2006. Amingo also contributed approximately $614,000, which is to be used for activities outside of the Joint Venture and accordingly, Amingo's net investment in China are approximately $1,770,000 at June 30, 2006. To date Amingo recognized approximately $1,500,000 loss from its investment in China.

In late 2005, we signed an agreement with a Chinese mining company, Huaqiao Gold Mining Company of China ("Huaqiao Gold Mine") that would acquire majority ownership of the Huaqiao Gold Mine. In September 2005, Guizhou placed a deposit of $151,043 on this potential purchase. Under the terms of the agreement, East Delta will own 77.5% of the acquired company and will be required to inject $500,000 over three months, while Huaqiao will transfer complete ownership of all assets and permits related to the mine to this entity. In addition, the acquired company will have rights to explore and mine an additional one sq. km. of prospective land situated to the NE side of the existing mine. As of June 30, 2006, the acquisition has not been closed and the deposit of $151,043 was expensed due to the uncertainty of the closing of the acquisition.

In October 2005, Guizhou Amingo signed a Consignment Cooperation Agreement with Beijing TianMeng Rui Si Information Consulting Ltd ("Beijing TianMeng") to manage and supervise its exploration activity on the Mining Project. Under the terms of the agreement, Beijing TianMeng will be responsible for the complete project exploration management, including, but not limited to, drilling planning and drilling, geochemical and geophysical studies, trenching, survey and mapping, related geological research, engineering flow sheet development, logistics, staffing, and equipment rental. Under the terms of the contract Guizhou-Amingo agreed to pay 8,500,000 RMB towards the future costs of work contemplated at the site. 7,000,000 RMB was paid prior to December 31, 2005 and was expensed by East Delta. The remaining 1,500,000 RMB was paid in January 2006.

In March 2006, our subsidiary, Sino-Canadian Metals signed a letter of intent with Qinghai Hua Long Ding Shun Minerals Ltd of Qinghai Province, China, to form a joint venture to develop a nickel-copper property covering an area of approximately 17 square kilometers. The property is located 160 kilometers southeast of XiNing, the capital of Qinghai Province in northwest China. The proposed joint venture agreement calls for Sino-Canadian to initially deposit $300,000 into the project in order to eventually obtain 80% equity ownership, with further exploration and development expenditure of up to $4.7 million within two years, upon receipt of positive preliminary results. Due diligence on this potential acquisition is planned over the next six months.

Management Discussion and Analysis of Financial Condition

Readers are referred to the cautionary statement below that addresses forward-looking statements.

As a result of the transaction above, the following discussion and analysis should be read in conjunction with our consolidated financial statements as of and for the three and six months ended June 30, 2006 and 2005 included in this Form 10-QSB and our recent 10-KSB filing for the nine months transition period ending December 31, 2005.

Our operations have been fairly minimal to date, and have not generated any revenues. Accordingly, we are considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7.

Revenues and Cash Position

During the three and six months ended June 30, 2006 and 2005, we had no revenues.

As of June 30, 2006, our cash position was $1,006,371 compared to $1,235,008 as of June 30, 2005.

We are of the opinion that East Delta needs to obtain additional funds for the next 12 months to further develop its major property, Bake and to integrate at least one acquisition of an additional property into operations. The subsequent progress on this acquisition and on any additional acquisitions will depend on East Delta's ability to find several million dollars in financing.


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Operating Expenses and Net Loss

Our total expenses for the three and six months ended June 30, 2006 were $296,908 and $807,601, respectively, of which a large portion was in stock based compensation valued at $264,205. This amount was paid in common stock as finder's fees to compensate consultants in assisting us in several potential Chinese acquisitions and for services related to investor relations. Total expenses compare to $740,044 and $2,655,144 paid in the three and six months ended June 30, 2005, respectively. Our general and administrative expenses for the three and six months ended June 30, 2006 amounted to $203,951 and $450,394. This compares to $143,025 and $341,070 for the three and six months ended June 30, 2005, respectively.

Our average monthly recurring expenses during these three months approximated $30,000, and includes employee salaries, management salaries, office overhead, professional fees, travel, business entertainment, equipment, and insurance.

No officer and director compensation expenses were paid for the three and six months ended June 30, 2006. Total officer and director compensation expenses amounted to $6,000 for the three and six months ended June 30, 2005.

We currently occupy a 500 sq. ft. of space for our offices in Suite 600, 447 St-Francois Xavier St., Montreal, Quebec under a month to month arrangement, rent free. As of April 1, 2005, the owner of our office space who is also a director and shareholder of East Delta, agreed to let us continue occupying these offices rent free until further notice.

During the three and six months ending June 30, 2006, the Company incurred an operating loss of $296,908 and $807,601, respectively, as compared to $740,044 and $2,655,144 for the three and six months ended June 30, 2005. As of June 30, 2006, we have a deficit accumulated during the development stage of $23,220,775.

Loss per share was $0.01 and $0.02 for the three and six months ended June 30, 2006 as compared to an income per share of $0.00 for the three months ended June 30, 2005 and a loss per share of $.08 for the six months ending June 30, 2005.

Plan of Operations

Overall, during 2006, the Company's emphasis will be to:

a. define the mineral resources and reserves in the Jiaoyun zone of the core property (Bake) in accordance with US/Canadian reporting standards;

Although the acquisition at Huaqiao has not been closed as yet, management has decided to proceed as if it has and has begun to do the following:

b. map, sample and plan drill program at Huaqiao;
c. develop plan to modernize (including addressing environmental and safety issues) the facilities at Huaqiao and expand capacity;

Additional plans are:
d. make the described property acquisitions and seek other acquisitions;
e. consolidate the acquisitions by integrating them into the Company's Chinese operations;
f. define and undertake a significant drilling program to fuel internal growth from the properties.

Bake - Jiaoyun

Surface mapping has been completed for an 8 square kilometer area of interest lying within the 85 square kilometer Bake-Jiaoyun concession. The objective of the next phase is to focus activities on the most promising of the many mineralization zones that have been mapped within different sectors of the mapped portions of the property, while completing the surface mapping of the remaining 2 square kilometer area of interest.

The company will conduct geophysical analysis as well as trenching and drilling campaigns to determine/verify the grades and thickness of the zones that are predicted in resource models and preliminary exploration results.


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The company intends to:
a. assess and prioritize the potential of known mineralized zones;
b. explore the high priority deposits;
c. prepare resource estimates to US/Canadian standards; and
d. substantially increase our measured and indicated (proven and probable) gold resource and reserve base.

Bake - Zone 1 (NE Ruixin) and Zone 2 (SW Ruixin)

RuiXin has identified at least 7 veins on their property, which protrude into the Bake territory both at their head and tail ends. The immediate activities underway in these two areas are surface mapping programs, intended to determine the extent that these seven veins continue into the Bake claim. Drilling plans will be based on the results of the ongoing scoping study. The goal is to prioritize the potential of known mineralized zones, explore the high priority deposits, and prepare resource estimates to US/Canadian standards.

Upon successful determination of the resources in these two zones (1 and 2), preparatory work for the sizing of the future gold extraction plan will continue. This program should yield additional proven/probable reserves in the short term.

Huaqiao

As indicated earlier, that although the acquisition at Huaqiao has not been closed as yet, management has decided to proceed as if it has by budgeting and planning activities at the existing mine site.

Huaqiao is an operating gold mine with a maximum daily throughput of 100-150 tonnes per day. The historical mine operational procedures and mine records are not sufficient to show production statistics such as daily tonnes processed, grade, recovery etc. Nevertheless, the operation was sufficiently successful to have purchased and installed a new, state of the art mill in 2003 consisting of:

2-stage crushing; ball mill, thickener, 12 flotation cells, and 2 gravity shaker tables. This mill was operated for a short time, but stopped about two months after the trainers departed due to a lack of familiarity by the owners, who went back to using the shaker tables as before. The mining underground is not well developed, and while underground maps are available, there is no recent geologic mapping or model of the veins as encountered. Also lacking is regular sampling of the veins to indicate continuity of grade along the vein.

If the acquisition is closed, East Delta intends to do the following in 2006 and early 2007:

o Complete surface survey over an additional 0.4 km2;
o Complete underground geologic mapping of all veins;
o Create new geologic model for resource/reserve estimation;
o Establish a systematic sampling regime for exploration and mining;
o Based on results from the mapping, model and sampling, plan drill holes.
o Begin surface facility training for flotation mill in February 2006;
o Determine most suitable mining method for maximizing extraction;
o Train operators in underground mining methods;
o Address tailings disposal concerns;
o Assess the need to add labor living quarters;
o Purchase and install additional production equipment as required; and
o Assess and streamline management reporting structure.

The above activities should build upon the proven gold reserves on this property offering the option to increase future ore production from 150 t/d to 300 t/d.


CAUTIONARY STATEMENT


This Form 10-QSB, press releases and certain information provided periodically in writing or orally by our officers or our agents contain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934. The words expect, anticipate, believe, goal, plan, intend, estimate and


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similar expressions and variations thereof if used are intended to specifically identify forward-looking statements. Those statements appear in a number of places in this Form 10-QSB and in other places, particularly, Management's Discussion and Analysis or Results of Operations, and include statements regarding the intent, belief or current expectations us, our directors or our officers with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans and (iii) our future performance and operating results. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) any material inability to successfully internally develop our products; (ii) any adverse effect or limitations caused by Governmental regulations; (iii) any adverse effect on our positive cash flow and ability to obtain acceptable financing in connection with our growth plans;
(iv) any increased competition in business; (v) any inability to successfully conduct our business in new markets; and (vi) other risks including those identified in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise the forward looking statements made in this Form 10-QSB to reflect events or circumstances after the date of this Form 10-QSB or to reflect the occurrence of unanticipated events.


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